Exhibit 99.2

News Release

Contacts:

Integra LifeSciences Holdings Corporation

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Integra LifeSciences Completes Spin-off of SeaSpine

Plainsboro, New Jersey / July 1, 2015 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today announced that it has completed the previously announced tax-free spin-off of its orthobiologics and spinal fusion hardware business, now known as SeaSpine Holdings Corporation (NASDAQ: SPNE).

Integra stockholders received one share of SeaSpine common stock for every three shares of Integra common stock they held at 5:00 p.m., Eastern Time, on June 19, 2015, the record date for the spin-off. SeaSpine shares will begin “regular way” trading on the NASDAQ Global Select Market on July 2nd.

Read more about SeaSpine at the company’s website, www.seaspine.com.

About Integra
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies. For more information, please visit www.integralife.com